Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, dated as of May 1, 2025 (this “Agreement”), is entered into by and among Archrock, Inc., a Delaware corporation (the “Company”), NGCSE Holdings, LLC (“NGCSE Holdings”), a Michigan limited liability company, and each Person who is a holder of Registrable Securities and who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A (each such Person, together with NGCSE Holdings, individually, a “Holder” and, collectively, the “Holders”).

WHEREAS, this Agreement is entered into in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 10, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, AROC NGCSE Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“LLC Sub”), Archrock NGCSE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LLC Sub (“Merger Sub”), NGCSE, Inc., a Michigan corporation (“NGCSE”), and Wolverine Securityholders’ Representative, LLC, a Michigan limited liability company, in its capacity as the initial securityholders representative under the Merger Agreement, pursuant to which, on the date hereof, Merger Sub merged with and into NGCSE (the “Merger”), with NGCSE surviving the Merger as a wholly owned subsidiary of LLC Sub (the “Surviving Corporation”), and immediately following the effective time of the Merger, the Surviving Corporation merged with and into LLC Sub (the “Second Merger”), with LLC Sub surviving the Second Merger as a wholly owned subsidiary of the Company;

WHEREAS, pursuant to the Merger Agreement and in connection with the consummation of the Merger, NGCSE Holdings received 2,251,014 newly issued shares of common stock, par value $0.01 per share (“Company Common Stock” and such newly issued shares of Company Common Stock, collectively, the “Merger Shares”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of NGCSE Holdings pursuant to the Merger Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I.
DEFINITIONS

Section 1.01           Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, the Company and its subsidiaries, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than: (a) a Saturday, Sunday or federal holiday; or (b) any day on which commercial banks in New York, New York or Houston, Texas are authorized or required by law or other governmental action to be closed.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Common Stock” has the meaning set forth in the Recitals of this Agreement.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Financial Counterparty” has the meaning specified in Section 2.03(r).

“Merger” has the meaning set forth in the Recitals of this Agreement.

“Form S-3ASR” has the meaning specified in Section 2.01(a).

“Holder” has the meaning set forth in the introductory paragraph of this Agreement.

“Initiating Holder” has the meaning specified in Section 2.02(b).

“Issue Price” means the Parent Share Value as defined in the Merger Agreement.

“LLC Sub” has the meaning set forth in the Recitals of this Agreement.

“Losses” has the meaning specified in Section 2.07(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.

“Merger Shares” has the meaning set forth in the Recitals of this Agreement.

“Merger Sub” has the meaning set forth in the Recitals of this Agreement.

“National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which shares of Company Common Stock are then listed.

“NGCSE” has the meaning set forth in the Recitals of this Agreement.

“NGCSE Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Registrable Securities” means (a) the Merger Shares to the extent held by any Holder and (b) any securities issued by the Company after the date hereof with respect thereto by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement.

“Registration Expenses” has the meaning specified in Section 2.06(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Restricted Shares” means all of the shares of Company Common Stock issued to NGCSE Holdings as of the Closing Date pursuant to the Merger Agreement.

“Second Merger” has the meaning set forth in the Recitals of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.06(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.07(a).

“Surviving Corporation” has the meaning set forth in the Recitals of this Agreement.

“Transfer” has the meaning specified in Section 2.11(a).

“Transferee” has the meaning specified in Section 2.09.

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Company Common Stock are sold to an Underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02           Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or any of its respective direct or indirect subsidiaries, and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.09. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by such Holder under this Agreement on the third (3rd) anniversary of the date of this Agreement.

Article II.
REGISTRATION RIGHTS

Section 2.01           Shelf Registration.

(a)            Shelf Registration. The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act as soon as reasonably practicable after the date hereof, to permit the resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective as soon as practicable after filing thereof and in no event later than the date that is six (6) months after the date hereof. The Company will use commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3 and, provided, further, that if the Company is then eligible, it shall file an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act (a “Form S-3ASR”). A Registration Statement when declared (or when it otherwise becomes) effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Company shall not be required to maintain more than one effective Registration Statement at any given time pursuant to this Section 2.01.

(b)            Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing a debt or equity financing, or an acquisition, merger, reorganization, disposition or other similar transaction, and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement, (ii) the Company determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, or, in the case of the prospectus, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading, (iii) the Company determines in good faith that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (iv) the Company or any of its Affiliates has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company or (v) the Company determines in good faith that the financial statements of the Company required to be included or incorporated by reference in such Registration Statement under Section 3-12 of Regulation S-X are not available; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall promptly provide notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of the use of the prospectus that is part of such Registration Statement it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(b) shall apply to any Underwritten Offering undertaken pursuant to Section 2.02.

Section 2.02           Underwritten Offering.

(a)            S-3 Registration. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $50 million from such Underwritten Offering or (ii) reasonably expects gross proceeds of at least $25 million from such Underwritten Offering and such Registrable Securities represent 100% of the then outstanding Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, “lock-up” arrangements and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for, more than two Underwritten Offerings in any 365-day period; provided, further, that none of the foregoing Underwritten Offerings above shall occur within 180 days of each other. The Managing Underwriter or Underwriters of any Underwritten Offering shall be selected by the Company after consultation with the Holders of a majority of the Registrable Securities included in such Underwritten Offering; provided, that such Holders shall have the right to select at least one of the Managing Underwriters of such Underwritten Offering; provided, further, that in the event that any Underwritten Offering has only one Underwriter, the Holders of a majority of the Registrable Securities included in such Underwritten Offering shall propose three or more nationally prominent firms of investment bankers reasonably acceptable to the Company to act as such Underwriter in connection with such Underwritten Offering, from which the Company shall select such Underwriter. If the Company or any of its Affiliates is (A) conducting or actively pursuing an acquisition, merger, reorganization, disposition or other similar transaction, (B) conducting or actively pursuing a securities offering of shares of Company Common Stock with anticipated gross offering proceeds of at least $50 million (other than in connection with any at-the-market offering or similar continuous offering program) or (C) in possession of material non-public information affecting the Company Common Stock that Company has reasonably determined, after consultation with its outside legal counsel, should not be publicly disclosed at that time, then the Company may suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.02; provided, further, that the Company may only exercise its right to suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.02, together with any exercise of its delay rights pursuant to Section 2.01(b), once in any six-month period and in no event may it exercise any such rights for a period that exceeds an aggregate of 90 days in any 180-day period or 120 days in any 365-day period.

(b)            General Procedures. In connection with any Underwritten Offering contemplated by Section 2.02, the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.07) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law; provided, that no Holder may sell Registrable Securities in any offering pursuant to an Underwritten Offering unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and the Holder that initiated such Underwritten Offering pursuant to Section 2.02 (the “Initiating Holder”) that apply to the Company and/or the Initiating Holder and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required under the terms of such arrangements. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.02, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for shares of Company Common Stock, and the amount of Registrable Securities requested to be included in such Underwritten Offering by the Initiating Holder is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering written notice to the Company at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Company will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.02. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.03           Further Obligations. In connection with its obligations under this Article II, the Company will:

(a)            promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)            if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)            furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)            if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of any prospectus contained therein, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which a such statements is made, not misleading; (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)            upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)            in the case of an Underwritten Offering, furnish, or use its commercially reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the Underwriters in Underwritten Offerings of securities by the Company and such other matters as such Underwriters may reasonably request;

(i)             otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(j)             make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)            use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l)             use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)           provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)            enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o)            if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)            if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement;

(q)            in connection with any Underwritten Offering, enter into such customary agreements and take such other actions as any Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 60 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriter, subject to customary exceptions for permitted sales by directors and executive officers during such period);

(r)             if reasonably requested by any Holder, reasonably cooperate with such Holder and any representatives of such Holder, including but not limited to brokers, agents, counterparties, underwriters, banks or other financial institutions (“Financial Counterparty”), if applicable, in allowing such Holder and Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s or Financial Counterparty’s request, the Company will furnish to such Holder or Financial Counterparty, on the date of the effectiveness of the applicable Registration Statement and thereafter from time to time on such dates as such Holder or Financial Counterparty may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to such Registration Statement), (i) a “comfort letter”, dated as of such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Company. The Company will also use its commercially reasonable efforts to provide legal counsel to such Holder or Financial Counterparty with an opportunity to review and comment upon any such Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.03, the Company will not name a Holder or its Financial Counterparty as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder or its Financial Counterparty as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.03(r) with respect to the Company at the time such Holder’s consent is sought; and

(s)            take such other actions as are reasonably necessary in order to effect the registration of and facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.03(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(f) or until it is advised in writing by the Company (which shall be provided as promptly as reasonably practicable) that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.04           Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02 if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05           Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with the Underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.05 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.06           Expenses.

(a)            Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering pursuant to Section 2.02, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)            Expenses. The Company will pay all reasonable and documented Registration Expenses, as determined in good faith, in connection with a shelf Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.07           Indemnification.

(a)            By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)            By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)            Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.07(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)            Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)            Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)            make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)            so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

Section 2.09           Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities (each, a “Transferee”); provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall be at least $15 million of Registrable Securities, calculated on the basis of the Issue Price, or such lesser amount, if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.10           No Inconsistent Agreements. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any holder of any securities of the Company that would conflict with any of the rights provided to the Holders in this Article II; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.02. The Company is not party to any agreement with any holder of any securities of the Company that would conflict with any of the rights provided to the Holders in this Article II.

Section 2.11           Lock-Up.

(a)            Subject to Section 2.11(b), no Holder shall, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) (“Transfer”), any of the Restricted Shares, whether any such transaction is to be settled by delivery of any such Restricted Shares or other equity interests, other securities, in cash or otherwise.

(b)            The Restricted Shares shall cease to be “Restricted Shares” and shall be released from the restrictions on Transfer in Section 2.11(a) on the date that is 180 days following the Closing Date.

Section 2.12           Sale Restrictions.

(a)            Any attempt to transfer any Restricted Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be transferred to the purported transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted transfer on its records.

(b)            The Restricted Shares, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or applicable state securities laws and the holder of such securities may not, directly or indirectly, sell, offer or agree to sell such securities, or otherwise transfer, directly or indirectly, or loan or pledge, through swap or hedging transactions (or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposed of by someone other than such holder thereof), such securities (“Transfer”), other than in accordance with the terms and conditions of the Registration Rights and Lock-Up Agreement, dated as of May 1, 2025 (as it may be amended from time to time, the “Registration Rights and Lock-Up Agreement”) by and between Archrock Inc., a Delaware corporation (the “Company”), NGCSE, Inc., a Michigan corporation (“NGCSE”), and such other persons who become a party thereto in accordance with its terms. The Registration Rights and Lock-Up Agreement contains, among other things, significant restrictions on the Transfer of the securities of the Company and other restrictions on the actions by certain stockholders of the Company relating to the Company and/or its securities. A copy of the Registration Rights and Lock-Up Agreement is available upon request from the Company.”

(c)            Subject to the restrictions in Section 2.11, the restrictive legends on any Restricted Shares, including the legend in Section 2.12(b), shall be removed if (i) such Restricted Shares are sold pursuant to an effective Registration Statement, (ii) a Registration Statement covering the resale of such Restricted Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation letter (substantially in the form attached as Exhibit B, with such changes and modifications as any broker may reasonably request) agreeing that such Restricted Shares will be sold under such effective Registration Statement, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions), (iii) such Restricted Shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Restricted Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, however, that with respect to clause (iii) or (iv) above, the holder of such shares of Company Common Stock has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities laws. The Company shall cooperate with the applicable Holder of Restricted Shares to effect removal of the legends on such shares pursuant to this Section 2.12(c) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence). The Company shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 2.12(c).

Article III.
MISCELLANEOUS

Section 3.01           Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery to the following addresses:

(a)            If to a Holder: to the most recent address such Holder has provided to the Company.

with copies to (which shall not constitute notice):

Honigman LLP
200 Ottawa Avenue NW, Suite 700
Grand Rapids, Michigan 49503
Attention:	Tracy T. Larsen and Jordan K. Schwartz
Email:	tlarsen@honigman.com; jschwartz@honigman.com

(b)            If to the Company:

Archrock, Inc.
9807 Katy Freeway, Suite 100
Houston, Texas 77024
Attention:	Stephanie C. Hildebrandt
Email:	[***]

with copies to (which shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston TX 77002
Attention:	Ryan J. Maierson
Nick S. Dhesi
Email:	ryan.maierson@lw.com
nick.dhesi@lw.com

or to such other address as the Company, NGCSE Holdings or the Holder may designate to each other in writing from time to time or, if to a transferee or assignee of the Holder or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.09. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02           Binding Effect. This Agreement shall be binding upon the Company, each of the Holders and their respective successors and permitted assigns, including binding upon (i) in the case of the Company, any Person that will be a successor to the Company, whether by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of the Holders, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03           Assignment of Rights. Except as provided in Section 2.09 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04           Recapitalization, Exchanges, Etc. Affecting Shares of Company Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of common stock of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Company shall make provision to ensure that any successor or assign of the Company (i) acknowledges, adopts and assumes in full the Company’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreement with the holders of the Registrable Securities providing for the same rights set forth herein.

Section 3.05           Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06           Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08           Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09           Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10           Entire Agreement. This Agreement, the Merger Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Merger Agreement with respect to the rights granted by the Company or any of its Affiliates or the Holders or any of its Affiliates set forth herein or therein. This Agreement, the Merger Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11           Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12           No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13           Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of a Selling Holder hereunder.

Section 3.14           Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Holder, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ARCHROCK, INC.

By:	s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Senior Vice President and Chief Financial Officer

NGCSE HOLDINGS, LLC

By:	s/ A.J. Yuncker
Name:	A.J. Yuncker
Title:	Authorized Signatory

[Signature Page to Registration Rights and Lock-Up Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT TO

REGISTRATION RIGHTS and Lock-Up AGREEMENT

The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights and Lock-Up Agreement, dated as of May 1, 2025, by and among Archrock, Inc., a Delaware corporation, NGCSE Holdings, LLC, a Michigan limited liability company (“NGCSE Holdings”), and each Person who becomes party thereto from time to time (the “Registration Rights and Lock-Up Agreement”), and to join in the Registration Rights and Lock-Up Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE].

Name:

Address:

ACKNOWLEDGED AND AGREED TO BY:

NGCSE HOLDINGS, LLC

By:
Name:
Title:

A-2

Exhibit B

FORM OF REPRESENTATION LETTER

Representation and Agreement Letter

(Transfer to Street Name / Resale Registration Statement)

Date:	[●], 202[●]

To:	[Transfer Agent Name and Address]

Archrock, Inc.
9807 Katy Freeway, Ste. 100
Houston, Texas 77024

With copies to:

[Opining Counsel]

The undersigned (the “Holder”) requests that the restrictive legend be removed from [●] shares of common stock, par value $0.001 per share (the “Shares”), of Archrock, Inc., a Delaware corporation (the “Company”), and that such Shares be registered in the name of or at the direction of [●] (the “Broker”).

In connection with the legend removal, the Holder hereby represents and warrants to, and agrees with, you that:

1.	The Shares are owned of record by the Holder.

2.	The Shares will be held in street name by Broker acting as custodian for the Holder.

3.	The Shares held by the Holder were beneficially acquired from the Company and paid for in full by the Holder (or by the predecessor holders thereof) on [●], 2025, in a transaction not involving a public offering. Accordingly, the Shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933.

4.	The Holder agrees to make any offer, sale or other transfer (of record or beneficially) of the Shares only in compliance with one of the three following transfer provisions (the “Resale Requirements”) and to take all steps necessary to ensure that the Holder’s affiliates, agents or brokers comply with the Resale Requirements:

a.	The Shares will be offered and sold in compliance with the provisions of Rule 144 applicable to the sales of the Shares by [a non-affiliate] / [an affiliate], including compliance with the holding period under Rule 144(d) and the current reporting requirement of Rule 144(c); or

B-1

b.	The Shares will be offered and sold in the manner described in the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on or about [Insert Date], with respect to the registration of resales by the Holder and that became effective on or about [Insert Date] (the “Registration Statement”), and any offer or sale of all or any portion of the Shares will be undertaken pursuant to, and in the manner described in, the Registration Statement and any prospectus supplement thereto, including compliance with any applicable prospectus delivery requirements; or

c.	The Shares will be otherwise transferred (of record or beneficially) only pursuant to an exemption from registration under the Securities Act of 1933 (or a transaction not involving an offer or sale) and, prior to [Insert Date], only if either:

i.	The transferee and its broker respectively enter into representation and agreement letters in substantially the same form as this Letter and Annex A hereto, in form and substance reasonably satisfactory to the Company; or

ii.	The transferee takes record ownership of the Shares by one or more stock certificates bearing restrictive legends or book-entries at the Company’s transfer agent that include a notation of restricted security status, in either case as the Company deems appropriate.

5.	The Holder agrees that, if the Company shall in the future determine, in the discharge of its duties under securities laws, it is necessary to cause the Shares to be evidenced by a certificate bearing appropriate restrictive transfer legends (or a book-entry that includes a notation of restricted security status), the Holder will take all reasonable action to cause any Shares then owned or controlled by the Holder to be delivered promptly to the Company’s transfer agent in exchange for one or more stock certificates bearing restrictive legends or book-entries that include a notation of restricted security status, in either case as the Company deems appropriate.

6.	The Holder agrees with and for the benefit of the Company that it shall not offer or sell, or cause to be offered or sold, Shares in violation of applicable federal, state and foreign securities laws.

7.	The Holder agrees to cause the Broker to execute and deliver to the Company and the Company’s transfer agent a representation letter, substantially in the form attached as Annex A hereto and signed by a duly authorized representative of the Broker, certifying that the Broker will comply with the Resale Requirements in connection with the Holder’s offer, sale or other transfer of any of the Shares.

8.	The Holder is knowledgeable about the registration requirements of the Securities Act of 1933 and Rule 144. The Holder has seen and carefully reviewed the Registration Statement, Rule 144, and this Letter and advises the Company that it may rely upon the representations, warranties and agreements made herein. If and when any representation or warranty made in this Letter becomes inaccurate or incomplete, or if any agreement in this Letter is violated, the Holder will notify the Company promptly.

The Company, the Company’s legal counsel, the Company’s transfer agent, the Broker, and the Holder’s legal counsel, and their agents and representatives may rely on this Letter.

[Signature page follows]

B-2

Very truly yours,

[NAME]

By:
Name:
Title:

Date:                            , 202[●]

[Signature Page to Representation and Agreement Letter]

ANNEX A

Broker Representation Letter

Date:	[●], 202[●]

To:	[Transfer Agent Name and Address]

Archrock, Inc.
9807 Katy Freeway, Ste. 100
Houston, Texas 77024

With copies to:

[Opining Counsel]

Please be advised that we are acting as broker or dealer in connection with possible sales, from time to time, of [●] shares of common stock, par value $0.001 per share (the “Shares”), of Archrock, Inc., a Delaware corporation (the “Company”), for the account of [●] (the “Holder”). This letter is being given to induce the Company to allow the Shares to be held by us in street name for the Holder.

In connection with each and every sale of the Shares, we affirm the following:

1.	We understand that the Holder is [not] an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933.

2.	We understand that the Shares were beneficially acquired from the Company and paid for in full by the Holder (or by the predecessor holders thereof) on [Insert Date], in a transaction not involving a public offering. Accordingly, we understand that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933.

3.	We understand and agree to make any offer, sale or other transfer (of record or beneficially) of the Shares only in compliance with one of the three following transfer provisions:

a.	The Shares will be offered and sold in compliance with the provisions of Rule 144 applicable to the sales of the Shares by [a non-affiliate] / [an affiliate], including compliance with the holding period under Rule 144(d) and the current reporting requirement of Rule 144(c); or

b.	The Shares will be offered and sold in the manner described in the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on or about [Insert Date], with respect to the registration of resales by the Holder and that became effective on or about [Insert Date] (the “Registration Statement”), and any offer or sale of all or any portion of the Shares will be undertaken pursuant to, and in the manner described in, the Registration Statement and any prospectus supplement thereto, including compliance with any applicable prospectus delivery requirements; or

Annex A-1

c.	The Shares will be otherwise transferred (of record or beneficially) only pursuant to an exemption from registration under the Securities Act of 1933 (or a transaction not involving an offer or sale) and, prior to [Insert Date], only if either:

i.	The transferee and its broker respectively enter into representation and agreement letters in substantially the same form as the Seller Representation Letter and Annex A thereto, in form and substance reasonably satisfactory to the Company; or

ii.	The transferee takes record ownership of the Shares by one or more stock certificates bearing restrictive legends or book-entries at the Company’s transfer agent that include a notation of restricted security status, in either case as the Company deems appropriate.

4.	We agree that, if the Company shall in the future determine, in the discharge of its duties under securities laws, it is necessary to cause the Shares to be evidenced by a certificate bearing appropriate restrictive transfer legends (or a book-entry that includes a notation of restricted security status), we will take all reasonable action to cause any Shares then owned or controlled by the Holder to be delivered promptly to the Company’s transfer agent in exchange for one or more stock certificates bearing restrictive legends or book-entries that include a notation of restricted security status, in either case as the Company deems appropriate.

5.	We agree with and for the benefit of the Company that we shall not knowingly offer or sell, or cause to be offered or sold, Shares in violation of applicable federal, state and foreign securities laws.

The Company, the Company’s legal counsel, the Company’s transfer agent, and the Holder’s legal counsel, and their agents and representatives may rely on this Letter.

Should you have any questions regarding this matter, please contact the undersigned.

[Signature page follows]

Annex A-2

Very truly yours,

[BROKER NAME]

By:
Name:
Title:

Date:                            , 202[●]

[Signature Page to Broker Representation Letter]